SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      _____________________________________

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported): April 16, 1996

                                    CITICORP
               (Exact name of registrant as specified in charter)


   Delaware                       1-5738                      13-2614988
(State or other           (Commission File Number)          (IRS Employer
jurisdiction of                                             Identification
incorporation)                                                   Number)


         399 Park Avenue, New York, New York               10043
      (Address of principal executive offices)           (Zip Code)

                       Registrant's telephone number,
                       including area code: (212)559-1000

                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5. Other Events



              CITICORP REPORTS NET INCOME OF $914 MILLION, UP 10%;
                 EARNINGS PER COMMON SHARE INCREASE 14% TO $1.75


CITICORP [NYSE SYMBOL: CCI]

FIRST QUARTER                                1996      1995    CHANGE
- -------------                                ----      ----    ------
($ IN MILLIONS, EXCEPT EPS)
REVENUE (ADJUSTED)                         $5,117    $4,665        10%
NET INCOME                                    914       829        10
EARNINGS PER SHARE (FULLY DILUTED)         $ 1.75    $ 1.53        14
RETURN ON COMMON EQUITY                      20.2%     21.8%
RETURN ON TOTAL ASSETS                       1.37%     1.25%


     On April 16,1996, Citicorp announced its 1996 first quarter results: Net income of $914 million was up 10% from the same 1995 quarter, on revenue (adjusted for card securitizations) of $5,117 million, also up 10%. Earnings per share were $1.75, up 14%. Return on common equity was 20.2%. The company bought back 9.6 million common shares during the quarter for $721 million, under its announced stock repurchase plan.

     John S. Reed, Citicorp's Chairman, said: "It was a solid quarter, continuing very much on our plan."

     Citicorp's consumer businesses earned $513 million on adjusted revenue of $3,253 million, gains of 11% and 10%, respectively. Its (corporate) banking business earned $469 million, up 18%, on revenue growth of 4% to $1,616 million. The principal strength in the banking business was in the emerging markets, offsetting soft trading and venture capital results in North America, Europe and Japan.

     Tier 1 capital was reported at $19 billion, total capital at $28 billion, and the Tier 1 and total capital ratios at 8.4% and 12.3%, respectively. The ratio of common equity to total assets was 6.7%. The company continued to build its reserves for possible credit losses.

Page 2 - Citicorp 1996 First Quarter Results

     Details follow:

CONSUMER BUSINESSES CONTINUE GLOBAL GROWTH

CONSUMER BUSINESSES
FIRST QUARTER                          1996          1995        CHANGE
- -------------                          ----          ----        ------
($ IN MILLIONS)

ADJUSTED REVENUE                     $3,253        $2,946            10%
ADJUSTED OPERATING EXPENSE            1,741         1,651             5
OPERATING MARGIN                      1,512         1,295            17
CREDIT COSTS                            706           536            32
NET INCOME                              513           463            11
RETURN ON ASSETS                       1.65%         1.62%

     Net income from worldwide Citibanking, Cards and the Private Bank accounted for 52% of core business earnings. Net income in the 1996 first quarter of $513 million was up $50 million, or 11%, from the first quarter of 1995, with the improvement led by Citibanking and private banking, while Cards earnings were essentially unchanged.

     Geographically, net income in the emerging markets increased $31 million, or 16%, from the year-ago quarter, while net income in the developed markets improved $19 million, or 7%.

     Consumer credit costs were $706 million, up from $688 million in the preceding quarter and $536 million in the 1995 first quarter, chiefly because of a rise in U.S. bankcard losses.

CITIBANKING

Citibanking activities in the first quarter contributed $183 million of net income, up $32 million, or 21%, from the 1995 first quarter. The improvement was led by business expansion in Asia Pacific, as well as results across the developed markets. Revenue, up 9%, was led by double-digit growth in the emerging markets, particularly in Asia Pacific. Expense was up 7%, reflecting business activity in the emerging markets and investment spending associated with the continued roll-out of the "Citibanking" branding strategy. Credit costs of $158 million were up 6%; and the credit loss ratio for the first quarter was 0.97%, compared with 1.20% in the fourth quarter and 0.99% in the first quarter of last year. Managed loans delinquent 90 days or more were essentially unchanged from both quarters.

Page 3 - Citicorp 1996 First Quarter Results

CARDS

Cards worldwide net income of $265 million was essentially unchanged from the 1995 first quarter. Net income from card business in the emerging markets grew to 30% of the total from 24% in the year-ago quarter, reflecting significant growth in Asia Pacific. In the U.S. bankcards business, revenue was up 11% from the 1995 first quarter on higher loan volumes. Cards continued to build reserves for possible credit losses, with provisions of $49 million above net write-offs in the 1996 first quarter and $48 million in the same 1995 quarter.

     Credit costs for worldwide cards were $547 million, up $170 million from the 1995 first quarter and up $51 million from the 1995 fourth quarter (adjusted for the fourth quarter sale of certain bankrupt accounts). Consistent with broad industry trends, net credit losses in the managed U.S. bankcards portfolio increased to $467 million, up $135 million from the 1995 first quarter and an adjusted $53 million from the fourth quarter. The loss ratio in that portfolio rose to 4.38% in the first quarter from an adjusted 3.89% in the 1995 fourth quarter; and loans that were delinquent 90 days or more totaled $759 million, or 1.80% of that portfolio, up from $732 million, or 1.66%, at December 31, 1995.

     The number of cards in force worldwide (including affiliates) exceeded 58 million at the end of the quarter. Charge volumes in the U.S. bankcards business increased $2.8 billion, or 15%, from the 1995 first quarter, while charge volumes on Citicorp-issued cards in Asia Pacific jumped 28%. Managed card receivables in the U.S. bankcards business grew from the year-ago quarter by $3.8 billion, or 10%, to $42.6 billion and grew in Asia Pacific by 38%.

PRIVATE BANK

Private banking net income of $65 million was up $16 million, or 33%, from the 1995 first quarter, principally reflecting higher spreads and credit volumes. Revenue improved 10% from the year-ago quarter, while expense growth was only 6%, resulting in a margin increase of 18%. Credit costs of $1 million in the quarter compared with $10 million in the year-ago period. Client assets under management rose 12% from a year earlier to $89.9 billion.

Page 4 - Citicorp 1996 First Quarter Results

BANKING FOR GLOBAL AND EMERGING MARKETS CORPORATE CUSTOMERS

(CORPORATE) BANKING
FIRST QUARTER                          1996          1995        CHANGE
- -------------                          ----          ----        ------
($ IN MILLIONS)
ADJUSTED REVENUE                     $1,616        $1,557             4%
ADJUSTED OPERATING EXPENSE            1,010           955             6
OPERATING MARGIN                        606           602             1
CREDIT COSTS                             15             2            NM
NET INCOME                              469           397            18
RETURN ON ASSETS                       1.36%         1.08%

     Net income from global corporate banking activities of $469 million in the first quarter was up 18% from the 1995 first quarter.

     Trading-related revenue of $342 million was essentially unchanged from the year-earlier quarter, as lower results in Global Relationship Banking were offset by gains in the emerging markets.

EMERGING MARKETS

Net income from (corporate) banking in the emerging markets totaled $393 million in the quarter, up $123 million from the first quarter of 1995, as strong growth in revenue and operating margin was coupled with lower local effective tax rates.

     Revenue growth of $154 million, or 22%, compared with the first quarter of 1995, reflected broad business growth in Latin America and Asia Pacific, and across trading- related activities, loan products and transaction services. About one-fifth of the revenue in the emerging markets was attributable to business for multinational companies managed with Global Relationship Banking, with that revenue having grown at a double-digit rate from the year-ago quarter. Revenue in the 1996 quarter included $109 million related to net asset gains and securities transactions, compared with $90 million in the 1995 first quarter. Such revenue included pretax gains of $52 million in the 1996 quarter from the sale of Brazil interest bonds, while 1995 first quarter revenue included pretax gains of $59 million from the sale of a real estate asset.

Page 5 - Citicorp 1996 First Quarter Results

     Expenses rose 18% from the first quarter of 1995, primarily because of higher business volumes and investment spending to build the franchise. Since the first quarter of 1995, banking operations were initiated in Slovakia, Romania and Israel. In addition, operations were expanded by opening additional offices or converting representative offices to branches or subsidiaries in Tanzania, Russia, China, Bangladesh, and South Africa, and a brokerage operation was added to the bank's operations in Turkey.

     Credit costs related to corporate business in the emerging markets were $10 million, compared with no costs in the fourth quarter and $8 million in the first quarter of the prior year.

     The results include the Cross-Border Refinancing Portfolio, which previously was reported separately. Such activities earned $89 million, up from $65 million in the 1995 first quarter, with average assets unchanged at $3 billion. Progress was made in 1996 toward commercial bank agreements with Panama and Peru.

GLOBAL RELATIONSHIP BANKING

Net income from Global Relationship Banking business in North America, Europe and Japan totaled $76 million, down $51 million from the 1995 first quarter. Average assets declined by $17 billion, primarily reflecting a reduction of trading assets and the effects of repositioning the Global Relationship Banking business since the second quarter of 1995.

     Revenue of $749 million reflected stable base business revenue and a reduction of $103 million in trading-related and venture capital revenue. (As noted, approximately 20% of the emerging markets revenue is estimated to come from GRB customers.) Expenses were essentially unchanged from the 1995 first quarter, with growth related to areas of increased business volumes offset primarily by lower incentive compensation.

     Credit costs were $5 million, compared with a net credit of $13 million in the 1995 fourth quarter and a credit of $6 million in the first quarter.

     The results include North America Commercial Real Estate, which previously was reported separately. Its average assets of $4 billion earned $4 million in the 1996 quarter, compared with a breakeven quarter a year ago.

Page 6 - Citicorp 1996 First Quarter Results

OTHER ITEMS

     Citicorp's effective tax rate was 38% in the quarter, compared with 39% in the 1995 first quarter; the 1995 full-year effective tax rate was 38%.

     In the 1996 first quarter, the company issued 59 million shares of common stock in the redemption of all of its remaining convertible preferred stock.

     Average common shares outstanding for the purpose of computing fully diluted earnings per share in the 1996 first quarter were 500.8 million and
505.7 million in the 1995 fourth quarter, principally reflecting the net effect of the share repurchase program and employee stock plans.

     With the repurchase of 9.6 million shares of common stock in the quarter at a total cost of $721 million, the number of shares acquired since June 20, 1995, when the Board of Directors authorized the stock repurchase program, totaled
32.6 million common shares at a cost of $2.2 billion. As expanded in January 1996, the program is authorized to make total purchases for up to $4.5 billion through January 1998.

     In summary, against its Business Directions performance targets, Citicorp in the 1996 first quarter achieved a 10% earnings gain, a return on common equity of 20.2% (18.6% on total equity), a ratio of incremental revenue to expense of 2.5 to 1, and generation of an estimated $700 million of free capital.

- --------------------------------------------------------------------------------

Tables detailing key financial data, an analysis of operating margin, pretax earnings, business results and credit indicators follow, along with financial statements. Further details concerning the financial results will be available in May in Citicorp's Form 10-Q.

Page 7 - Citicorp First Quarter 1996 results - 4/16/96

KEY RATIOS & OTHER CONSOLIDATED FINANCIAL DATA

                                      First Quarter
                                    1996         1995
                                    ----         ----
NET INCOME ($M).............      $  914       $  829

NET INCOME PER COMMON SHARE:

On Common & Common
 Equivalent Shares..........      $ 1.82       $ 1.71
Assuming Full Dilution......      $ 1.75       $ 1.53

PER SHARE DATA:

COMMON STOCKHOLDERS' EQUITY.      $36.79       $35.28

CLOSING STOCK PRICE
 AT QUARTER END.............      $80.00       $42.63

PROFITABILITY RATIOS (Annualized):

Return on Total Assets......        1.37%        1.25%
Return on Common
 Stockholders' Equity.......        20.2%        21.8%
Return on Total
 Stockholders' Equity.......        18.6%        18.8%


CAPITAL:

 Tier 1 ($B)................      $ 19.0       $ 17.8
 Tier 1 & 2 ($B)(A).........        28.0         26.9

 Tier 1 Ratio(A)............         8.4%         8.0%
 Tier 1 & 2 Ratio(A)........        12.3         12.1

 Common Equity as a
   % of Total Assets........         6.7%         5.2%
 Total Equity as a
   % of Total Assets........         7.5%         6.8%


DIVIDENDS DECLARED ($M):

   Common...................      $  210       $  119
   Preferred................          47           92

- ----------
(A) 1996 Estimated.

Page 8 - Citicorp First Quarter 1996 results - 4/16/96


OPERATING MARGIN
($ Millions)

                                     First Quarter
                                   1996        1995
                                  ------      ------
Total Revenue ..............     $ 4,828     $ 4,443
Effect of Credit Card
 Securitization.............         294         222
Net Cost to Carry(A)........          (5)          -
                                  ------      ------
Adjusted Revenue............       5,117       4,665
                                  ------      ------
Total Operating Expense.....       2,860       2,693
Net OREO Benefits(B).........         12           -
                                  ------      ------
Adjusted Operating
 Expense....................       2,872       2,693
                                  ------      ------
Operating Margin............       2,245       1,972
Consumer Credit
 Costs(C)...................         706         536
Commercial Credit
 Costs(D)...................          15           2
                                  ------      ------
Operating Margin
 Less Credit Costs..........       1,524       1,434
Additional Provision(E).....          50          75
                                  ------      ------
Income Before Taxes ........     $ 1,474     $ 1,359
                                  ======      ======

- ----------
(A) Principally the net cost to carry commercial cash-basis loans and Other Real Estate Owned ("OREO").
(B) Principally gains and losses on sales, direct revenue and expense, and writedowns on commercial OREO.
(C) Principally consumer net credit write-offs adjusted for the effect of credit card securitization.
(D) Includes commercial net credit write-offs, net cost to carry, and net OREO benefits (costs).
(E) Primarily provision for credit losses in excess of net write-offs.

Page 9 - Citicorp First Quarter 1996 results - 4/16/96

BUSINESS FOCUS
Net Income (Loss)
($ Millions)
                                   First Quarter
                                  1996     1995(A)
                                 ------    ------
Consumer...................     $  513    $  463
(Corporate)Banking(B)......        469       397
                                 -----     -----
   Core Businesses.........        982       860
Corporate Items(C).........        (68)      (31)
                                 -----     -----
Total Citicorp.............     $  914    $  829
                                 =====     =====
SUPPLEMENTAL INFORMATION:
CONSUMER:

   Citibanking.............     $  183    $  151
   Cards...................        265       263
   Private Bank............         65        49
                                 -----     -----
   Total...................     $  513    $  463
                                 =====     =====
   Developed Markets.......     $  289    $  270
   Emerging Markets........        224       193
                                 -----     -----
   Total...................     $  513    $  463
                                 =====     =====

(CORPORATE)BANKING:

   Global Relationship
    Banking(B).............     $   76    $  127
   Emerging Markets(B).....        393       270
                                 -----     -----
   Total...................     $  469    $  397
                                 =====     =====

- ----------
(A)  Reclassified to conform to current quarter's presentation.
(B) (Corporate) Banking activities include the results of the North America Commercial Real Estate and the Cross Border Refinancing portfolios in the Developed and Emerging Markets, respectively.
(C)  See Corporate Items section for details.

 Page 10 - Citicorp First Quarter 1996 results - 4/16/96

CONSUMER
($ Millions)
                                First Quarter        %
                              1996        1995(A)   Chg
                             ------       ------    ---
Total Revenue..........     $ 2,960      $ 2,720      9
Effect of Credit Card
 Securitization........         294          222     32
Net Cost to Carry......          (1)           4     NM
                             ------       ------
Adjusted Revenue.......       3,253        2,946     10
                             ------       ------
Total Operating
 Expense...............       1,741        1,652      5
Net OREO Costs.........           -           (1)    NM
                             ------       ------
Adjusted Operating
 Expense...............       1,741        1,651      5
                             ------       ------
Operating Margin.......       1,512        1,295     17
                             ------       ------
Net Write-offs.........         413          309     34
Effect of Credit Card
 Securitization........         294          222     32
Net Cost to Carry and
 Net OREO Costs........          (1)           5     NM
                             ------       ------
Credit Costs...........         706          536     32
                             ------       ------
Operating Margin Less
 Credit Costs..........         806          759      6
                             ------       ------
Additional Provision...          50           50      -
                             ------       ------
Income Before Taxes....         756          709      7
Income Taxes...........         243          246     (1)
                             ------       ------
Net Income.............     $   513      $   463     11
                             ======       ======

Average Assets ($B)....     $   125      $   116      8
Return on Assets.......        1.65%        1.62%     -

- ----------
(A)  Reclassified to conform to current quarter's presentation.
NM   Not meaningful,as percentage exceeds 100%.

Page 11 - Citicorp First Quarter 1996 results - 4/16/96

CONSUMER(SUPPLEMENTAL DATA)
($ Millions)
                              First Quarter       %
                              1996     1995      Chg
                             ------   ------     ---
CITIBANKING:

Revenue..............       $1,404   $1,288       9
Operating Expense....          967      900       7
                             -----    -----
Operating Margin.....          437      388      13
Credit Costs ........          158      149       6
                             -----    -----
Operating Margin
 Less Credit Costs...          279      239      17

Additional Provision.            1        2     (50)
                             -----    -----
Income Before Taxes..          278      237      17
Income Taxes.........           95       86      10
                             -----    -----
Net Income...........       $  183   $  151      21
                             =====    =====
Average Assets($B)...           81       77       5
Return on Assets.....         0.91%    0.80%      -

CARDS(A):

Revenue..............       $1,603   $1,434      12
Operating Expense....          612      598       2
                             -----    -----
Operating Margin.....          991      836      19
Credit Costs(B)......          547      377      45
                             -----    -----
Operating Margin
 Less Credit Costs...          444      459      (3)
Additional Provision.           49       48       2
                             -----    -----
Income Before Taxes..          395      411      (4)
Income Taxes.........          130      148     (12)
                             -----    -----
Net Income...........       $  265   $  263       1
                             =====    =====
Average Assets($B)...           28       24      17
Return on Assets.....         3.81%    4.44%      -


PRIVATE BANK(C):

Revenue..............       $  246   $  224      10
Operating Expense....          162      153       6
                             -----    -----
Operating Margin.....           84       71      18
Credit Costs ........            1       10     (90)
                             -----    -----
Operating Margin
 Less Credit Costs...           83       61      36
Additional Provision.            -        -       -
                             -----    -----
Income Before Taxes..           83       61      36
Income Taxes.........           18       12      50
                             -----    -----
Net Income...........       $   65   $   49      33
                             =====    =====
Average Assets($B)...           16       15       7
Return on Assets.....         1.63%    1.32%      -

- ----------
(A) Revenue and Credit Costs adjusted for the effect of credit card securitization.
(B) Includes U.S. Bankcards net credit losses for both held and securitized receivables of $467 million and $332 million for the first quarter of 1996 and 1995, respectively.
(C) Revenue, Operating Expense, Operating Margin and Credit Costs adjusted for credit-related items.

Page 12 - Citicorp First Quarter 1996 results - 4/16/96

CONSUMER(SUPPLEMENTAL DATA)(A)
($ Millions)
                              First Quarter       %
                              1996    1995(B)    Chg
                             ------   ------     ---
DEVELOPED MARKETS:

Revenue..............       $2,390   $2,209       8
Operating Expense....        1,265    1,240       2
                             -----    -----
Operating Margin.....        1,125      969      16
Credit Costs ........          613      494      24
                             -----    -----
Operating Margin
 Less Credit Costs...          512      475       8
Additional Provision.           48       46       4
                             -----    -----
Income Before Taxes..          464      429       8
Income Taxes.........          175      159      10
                             -----    -----
Net Income...........       $  289   $  270       7
                             =====    =====

Average Assets($B)...           88       83       6
Return on Assets.....         1.32%    1.32%      -


EMERGING MARKETS:

Revenue..............       $  863   $  737      17
Operating Expense....          476      411      16
                             -----    -----
Operating Margin.....          387      326      19
Credit Costs ........           93       42      NM
                             -----    -----
Operating Margin
 Less Credit Costs...          294      284       4
Additional Provision.            2        4     (50)
                             -----    -----
Income Before Taxes..          292      280       4
Income Taxes.........           68       87     (22)
                             -----    -----
Net Income...........       $  224   $  193      16
                             =====    =====

Average Assets($B)...           37       33      12
Return on Assets.....         2.43%    2.37%      -

- ----------
(A) Revenue, Operating Expense, Operating Margin and Credit Costs adjusted for credit-related items. Additionally, Revenue and Credit Costs in the Developed Markets are adjusted for the effect of credit card securitization.
(B)  Reclassified to conform to current quarter's presentation.
NM   Not meaningful, as percentage exceeds 100%.

Page 13 - Citicorp First Quarter 1996 results - 4/16/96

(CORPORATE)BANKING
($ Millions)

                                First Quarter        %
                              1996         1995     Chg
                             ------       ------    ---

Total Revenue..........     $ 1,620      $ 1,561      4
Net Cost to Carry......          (4)          (4)     -
                             ------       ------
Adjusted Revenue.......       1,616        1,557      4
                             ------       ------

Total Operating
 Expense...............         998          954      5
Net OREO Benefits......          12            1     NM
                             ------       ------
Adjusted Operating
 Expense...............       1,010          955      6
                             ------       ------

Operating Margin.......         606          602      1
                             ------       ------

Net Write-offs.........          31            7     NM
Net Cost to Carry and
 Net OREO Benefits.....         (16)          (5)    NM
                             ------       ------
Credit Costs...........          15            2     NM
                             ------       ------

Operating Margin Less
 Credit Costs..........         591          600     (2)
                             ------       ------
Additional Provision...           -           25     NM
                             ------       ------
Income Before Taxes....         591          575      3
Income Taxes...........         122          178    (31)
                             ------       ------
Net Income.............     $   469      $   397     18
                             ======       ======

Average Assets ($B)....     $   139      $   149     (7)
Return on Assets.......        1.36%        1.08%     -

- ----------
NM   Not meaningful, as percentage exceeds 100%.

Page 14 - Citicorp First Quarter 1996 results - 4/16/96

(CORPORATE)BANKING (SUPPLEMENTAL DATA)(A)
($ Millions)
                              First Quarter       %
                              1996     1995      Chg
                             ------   ------     ---
GLOBAL RELATIONSHIP BANKING:

Revenue..............       $  749   $  844     (11)
Operating Expense....          639      640       -
                             -----    -----
Operating Margin.....          110      204     (46)
Credit Costs ........            5       (6)     NM
                             -----    -----
Operating Margin
 Less Credit Costs...          105      210     (50)
Additional Provision.            -       25      NM
                             -----    -----

Income Before Taxes..          105      185     (43)
Income Taxes.........           29       58     (50)
                             -----    -----
Net Income...........       $   76   $  127     (40)
                             =====    =====
Average Assets($B)...           84      101     (17)
Return on Assets.....         0.36%    0.51%      -


EMERGING MARKETS:

Revenue..............       $  867   $  713      22
Operating Expense....          371      315      18
                             -----    -----
Operating Margin.....          496      398      25
Credit Costs ........           10        8      25
                             -----    -----
Operating Margin
 Less Credit Costs...          486      390      25
                             -----    -----
Additional Provision.            -        -      NM
                             -----    -----
Income Before Taxes..          486      390      25
Income Taxes.........           93      120     (23)
                             -----    -----
Net Income...........       $  393   $  270      46
                             =====    =====

Average Assets($B)...           55       48      15
Return on Assets.....         2.87%    2.28%      -

- ----------
(A) Revenue, Operating Expense, Operating Margin and Credit Costs adjusted for credit-related items.
NM   Not meaningful, as percentage exceeds 100%.

Page 15 - Citicorp First Quarter 1996 results - 4/16/96

CORPORATE ITEMS(A)
($ Millions)

                                   First Quarter        %
                                  1996     1995(B)     Chg
                                 -----     ------      ---
Revenue...................      $  248     $  162       53
Operating Expense.........         121         87       39
                                 -----      -----
Income Before Taxes.......         127         75       69
Income Taxes..............         195        106       84
                                 -----      -----
Net Loss...................     $  (68)    $  (31)      NM
                                 =====      =====

- ----------
(A) Corporate Items revenue principally reflects amounts derived from charging businesses for funds employed. Expenses represent unallocated corporate costs, while income taxes include the offset created by attributing income taxes to business activities on a local tax basis.
(B)  Reclassified to conform to current quarter's presentation.
NM   Not meaningful, as percentage exceeds 100%.

Page 16 - Citicorp First Quarter 1996 results - 4/16/96

ASSET QUALITY
COMMERCIAL CASH-BASIS LOANS AND OREO

($ Millions)                 1Q      4Q      3Q      2Q      1Q
                            1996    1995    1995    1995    1995
                           ------  ------  ------  ------  ------
Comm'l Cash-Basis Loans:
 Collateral-Dependent(A)  $  763  $  779  $  899  $1,040  $1,329
 Other..................     766     755     775     612     712
                           -----   -----   -----   -----   -----
Total Commercial
 Cash-Basis Loans.......   1,529   1,534   1,674   1,652   2,041
Commercial OREO.........     518     625     960   1,054   1,014
                           -----   -----   -----   -----   -----
Total Commercial
 Cash-Basis Loans & OREO  $2,047  $2,159  $2,634  $2,706  $3,055
                           =====   =====   =====   =====   =====

Comm'l Cash-Basis Loans
 N.A. Commercial
  Real Estate...........  $  862  $  862  $1,010  $1,177  $1,467
 Other..................     667     672     664     475     574
                           -----   -----   -----   -----   -----
Total Commercial
 Cash-Basis Loans.......  $1,529  $1,534  $1,674  $1,652  $2,041
                           =====   =====   =====   =====   =====

ALLOWANCE FOR CREDIT LOSSES

Consumer................  $1,966  $1,944  $1,931  $1,923  $1,897
Commercial..............   3,424   3,424   3,410   3,385   3,373
                           -----   -----   -----   -----   -----
Total...................  $5,390  $5,368  $5,341  $5,308  $5,270
                           =====   =====   =====   =====   =====

Reserve for Consumer
 Sold Portfolios........  $  482  $  486  $  473  $  467  $  450


ALLOWANCE AS A PERCENTAGE
 OF TOTAL LOANS

Consumer................    1.89%   1.84%   1.88%   1.91%   1.93%
Commercial..............    5.58    5.71    5.89    5.90    5.79

Total...................    3.26%   3.24%   3.32%   3.36%   3.37%


ADDITIONAL DATA

Commercial Allowance
 as a % of Total Commercial
 Cash-Basis Loans.......     224%    223%    204%    205%    165%
Commercial Renegotiated
 Loans..................  $  338  $  421  $  395  $  385  $  338
Consumer Cash-Basis
 Loans..................  $2,719  $2,660  $2,665  $2,697  $2,693
Assets Pending
 Disposition(A).........  $  192  $  205  $  195  $  195  $  209
Consumer OREO ..........  $  530  $  529  $  561  $  545  $  601

- ----------
(A) Carried at lower of cost or collateral value.

Page 17 - Citicorp First Quarter 1996 results - 4/16/96

DETAILS OF CREDIT LOSS EXPERIENCE

($ Millions)


                            1Q      4Q      3Q      2Q      1Q
                           1996    1995    1995    1995    1995
                          ------  ------  ------  ------  ------
NET WRITE-OFFS
 (RECOVERIES):

Consumer .............   $  413  $  441  $  415  $  379  $  309
Commercial............       31      26      86      52     (16)
                          -----   -----   -----   -----   -----
Total.................   $  444  $  467  $  501  $  431  $  293
                          =====   =====   =====   =====   =====


PROVISION FOR
 CREDIT LOSSES:

Consumer..............   $  463  $  491  $  465  $  429  $  359
Commercial............       31      40     111      64      32
                          -----   -----   -----   -----   -----
Total.................   $  494  $  531  $  576  $  493  $  391
                          =====   =====   =====   =====   =====

Page 18 - Citicorp First Quarter 1996 results - 4/16/96

CONSOLIDATED STATEMENT OF INCOME                       CITICORP and Subsidiaries
(In Millions of Dollars,
 Except Per Share Amounts)

                              First Quarter         %
                             1996       1995       Chg
                            ------     ------     ---
Interest Revenue......     $ 5,776    $ 5,597        3
Interest Expense......       3,091      3,272       (6)
                            ------     ------
 Net Interest Revenue.       2,685      2,325       15
                            ------     ------
Fees & Commissions....       1,312      1,262        4
Trading Account.......          90         39       NM
Foreign Exchange......         205        305      (33)
Securities Trans......         102         26       NM
Other Revenue.........         434        486      (11)
                            ------     ------
 Total Fees, Commissions
  and Other Revenue...       2,143      2,118        1
                            ------     ------
TOTAL REVENUE.........       4,828      4,443        9
                            ------     ------
PROVISION FOR
 CREDIT LOSSES........         494        391       26
                            ------     ------
Operating Expense:
 Salaries.............       1,132      1,080        5
 Employee Benefits....         337        298       13
 Net Premises &
  Equipment Expense...         457        410       11
 Other Expense........         934        905        3
                            ------     ------
TOTAL OPERATING
 EXPENSE..............       2,860      2,693        6
                            ------     ------
INCOME BEFORE TAXES...       1,474      1,359        8
INCOME TAXES..........         560        530        6
                            ------     ------
NET INCOME............     $   914    $   829       10
                            ======     ======
INCOME APPLICABLE
 TO COMMON STOCK......     $   871    $   735       19
                            ======     ======

EARNINGS PER SHARE:
On Common & Common
 Equivalent Shares....     $  1.82    $  1.71
Assuming Full Dilution     $  1.75    $  1.53


- ----------
NM Not meaningful, as percentage exceeds 100%.

Page 19 - Citicorp First Quarter 1996 results - 4/16/96

CONSOLIDATED BALANCE SHEET                             CITICORP and Subsidiaries
(In Millions of Dollars)

                                      Mar. 31       Dec. 31    %
                                        1996          1995    Chg
                                      -------       -------   ---
ASSETS
Cash and Due from Banks.........     $  6,203      $  5,723    8
Deposits at Interest with Banks.       10,559         9,028   17
Securities:
 Available for Sale.............       20,460        18,213   12
 Venture Capital................        1,938         1,854    5
Trading Account Assets..........       30,978        32,093   (3)
Federal Funds Sold &
 Securities Purchased
 Under Resale Agreements........       10,715         8,113   32
Loans, Net of Unearned Income
 Consumer.......................      104,124       105,643   (1)
 Commercial.....................       61,327        59,999    2
                                      -------       -------
    Total Loans, Net............      165,451       165,642    -
Allowance for Credit Losses.....       (5,390)       (5,368)   -
Customers' Acceptance Liability.        1,847         1,542   20
Premises & Equipment, Net.......        4,371         4,339    1
Interest & Fees Receivable......        2,926         2,914    -
Other Assets....................       13,508        12,760    6
                                      -------       -------
Total...........................     $263,566      $256,853    3
                                      =======       =======

LIABILITIES
Non-Int. Deposits (in the U.S.).     $ 12,455      $ 13,388   (7)
Int. Deposits (in the U.S.).....       38,494        36,700    5
Non-Int. Deposits (Outside the
 U.S.)..........................        8,084         8,164   (1)
Int. Deposits(Outside the U.S.).      112,971       108,879    4
                                      -------       -------
    Total Deposits..............      172,004       167,131    3

Trading Account Liabilities.....       18,089        18,274   (1)
Purchased Funds &
 Other Borrowings...............       16,883        16,334    3
Acceptances Outstanding.........        1,877         1,559   20
Accrued Taxes & Other Expenses..        5,594         5,719   (2)
Other Liabilities...............       10,113         9,767    4
Long-Term Debt and Subordinated
 Capital Notes..................       19,244        18,488    4

STOCKHOLDERS' EQUITY (A)
Preferred Stock
 (Without Par Value)............        2,078         3,071  (32)
Common Stock (Par value $1.00)..          502           461    9
Surplus.........................        6,415         5,702   13
Retained Earnings ..............       12,184        12,190    -
Net Unrealized Gains -
 Securities Available for Sale..          174           132   32
Foreign Currency Translation....         (448)         (437)  (3)
Common Stock in Treasury,
 at Cost........................       (1,143)       (1,538)  26
                                      -------       -------
    Total Stockholders' Equity..       19,762        19,581    1
                                      -------       -------
Total...........................     $263,566      $256,853    3
                                      =======       =======

- ----------
(A) During the first quarter of 1996 the remaining Convertible Preferred Stock, Series 12 and 13 totaling $993 million were converted to common stockholders' equity. The $590 million, Series 12 conversion resulted in increases to common stock and surplus, while the $403 million Series 13 conversion resulted in $1.1 billion issuance from treasury stock and a reduction in retained earnings of $0.7 billion. Treasury stock at March 31, 1996 also reflected buybacks during the 1996 first quarter of $0.7 billion under the stock repurchase program.

Page 20 - Citicorp First Quarter 1996 results - 4/16/96


ADDITIONAL FINANCIAL DATA

                                   1Q        4Q        3Q        2Q        1Q
                                  1996      1995      1995      1995      1995
                                -------   -------   -------   -------   -------
NET INTEREST REVENUE(A)
($ Millions)

Net Interest
 Revenue .....................  $ 2,693   $ 2,569   $ 2,606   $ 2,476   $ 2,333
Effect of Credit Card
 Securitization ..............      570       537       508       497       468
                                -------   -------   -------   -------   -------
Total Adjusted Net
 Interest Revenue ............  $ 3,263   $ 3,106   $ 3,114   $ 2,973   $ 2,801
                                =======   =======   =======   =======   =======
Net Interest Margin ..........     4.74%     4.51%     4.67%     4.42%     4.23%
Net Interest Margin
 (Adjusted)(B) ...............     5.15%     4.91%     5.04%     4.80%     4.61%

CONSOLIDATED AVERAGE
 BALANCES

Loans($B):
 Consumer ....................  $   104   $   103   $   101   $    99   $    96
 Commercial ..................       59        58        56        57        56
                                -------   -------   -------   -------   -------
Total Average
 Loans($B) ...................  $   163   $   161   $   157   $   156   $   152
                                =======   =======   =======   =======   =======
Average Credit Card
 Securitization($B) ..........  $    26   $    25   $    24   $    23   $    22
Total Average
 Assets($B) ..................  $   268   $   266   $   266   $   273   $   269
Avg. Interest
 Earning Assets($B)
    -As Reported .............  $   229   $   226   $   221   $   225   $   224
    -Adjusted(B) .............  $   255   $   251   $   245   $   248   $   246

Common
 Stockholders'
 Equity ($M) .................  $17,362   $16,166   $15,716   $14,568   $13,653
Preferred
 Equity ($M) .................    2,367     3,169     3,717     4,326     4,262
                                -------   -------   -------   -------   -------
Total Average
 Stockholders'
 Equity ($M) .................  $19,729   $19,335   $19,433   $18,894   $17,915
                                =======   =======   =======   =======   =======

- ----------
(A)  Taxable Equivalent Basis.
(B)  Adjusted for the effect of credit card securitization.

Page 21 - Citicorp First Quarter 1996 results - 4/16/96


EARNINGS PER SHARE DATA

                                    First Quarter
                                   1996       1995
                                 -------    -------
On Common and Common
 Equivalent Shares(A):
 Earnings($ Millions)......     $    871   $    759
 Shares(Thousands).........      478,615    444,489
 Earnings Per Share........     $   1.82   $   1.71

Assuming Full Dilution(B):
 Earnings($ Millions)......     $    876   $    793
 Shares(Thousands).........      500,761    517,928
 Earnings Per Share........     $   1.75   $   1.53


COMMON SHARES OUTSTANDING
(In Thousands)

 End Of Period.............      480,657    397,468

- ----------
(A) For the first quarter 1996, earnings per share on common and common equivalent shares included shares issued upon redemption of Convertible Preferred Stock, Series 12 and 13, commencing with the redemption dates. For the first quarter 1995, dividends on Conversion Preferred Stock, Series 15 (which was redeemed in full during 1995) were added back to income applicable to common stock, and the number of shares issuable on conversion were added to weighted-average shares outstanding. Added to shares outstanding for the 1996 and 1995 first quarters are other common equivalent shares and book value shares issuable under certain benefit plans.

(B) For the first quarter 1995 earnings per share assuming full dilution, the dividends on Conversion Preferred Stock, Series 15 were added back to income applicable to common stock, and the number of shares issuable on conversion were added to weighted-average shares outstanding. Additionally, for both first quarter periods, dividends on Convertible Preferred Stock, Series 12 and 13 are added back to income applicable to common stock, and the shares issuable on conversion are added to shares outstanding. From conversion dates forward, these shares are included in common stock outstanding. The number of common equivalent and book value shares are calculated on a fully diluted basis as well.

Page 22 - Citicorp First Quarter 1996 results - 4/16/96


OTHER REVENUE
($ Millions)

                                       First Quarter
                                     1996       1995(A)
                                    ------     ------

Securitized Credit
 Card Receivables............      $   233    $   216
Venture Capital Gains........           38         85
Affiliate Earnings...........           62         55
U.S. Mortgage Pass-Through
 Securitization Activity.....            4          1
Foreign Currency Translation
 (Losses) Gains..............           (4)         3
Gains on Sale of Residual
 Value of Leased Equipment...           18          5
Net Asset Gains and
 Other Items.................           83        121
                                    ------     ------
Total........................      $   434    $   486
                                    ======     ======


TRADING-RELATED REVENUE
($ Millions)
                                       First Quarter
                                     1996       1995
                                    ------     ------
By Income Statement Line:
 Trading and
  Foreign Exchange...........      $   295    $   344
 Other (Primarily Net
  Interest Revenue)..........           97         51
                                    ------     ------
 Total.......................      $   392    $   395
                                    ======     ======


By Trading Activity:
 Foreign Exchange............      $   210    $   265
 Derivative..................          146         99
 Fixed Income................           (1)       (43)
 Other.......................           37         74
                                    ------     ------
 Total.......................      $   392    $   395
                                    ======     ======


By Business Sector:
 Global Relationship
  Banking....................      $   167    $   217
 Emerging Markets............          175        119
                                    ------     ------
 Total(Corporate)Banking.....          342        336
 Consumer and Other..........           50         59
                                    ------     ------
Total........................      $   392    $   395
                                    ======     ======

- ----------
(A)  Reclassified to conform to current quarter's presentation.

Item 7.    Financial Statements, Pro Forma Financial
           Information and Exhibits

           -  Exhibit No. 12(a) Calculation of Ratio
              of Income to Fixed Charges

           -  Exhibit No. 12(b) Calculation of Ratio
              of Income to Fixed Charges Including
              Preferred Stock Dividends

                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              CITICORP
                              (Registrant)



                              By: /s/ Thomas E. Jones
                                  -------------------------------
                                      Thomas E. Jones
                                      Executive Vice President
                                      A Principal Financial
                                      Officer


Dated:  April 19, 1996